Exhibit 21.1
List of Subsidiaries
Colonial Properties Trust/Colonial Realty Limited Partnership

Jurisdiction
of
Name				Formation
1.	Colonial Realty Limited Partnership (CRLP)			Delaware
	A.	Colonial Properties Services Limited Partnership		Delaware
	B.	Colonial Properties Services LLC		Delaware
	C.	Colonial Properties Services, Inc. (CPSI)		Alabama
		1.	Heathrow 4, LLC	Delaware
		2.	TRC Holdings LLC	Delaware
		3.	The Colonnade/CLP Management LLC	Delaware
		4.	Colonial CPSI Colonnade LLC	Delaware
		5.	Colonial Construction Services L.L.C.	Delaware
		6.	CPSI Mizner, LLC	Delaware
		7.	Montecito Mizner, LLC	Delaware
		8.	CPSI James Island, LLC	Delaware
		9.	Montecito James Island, LLC	Delaware
		10.	Walkers Chapel Road, LLC	Alabama
		11.	Highway 31 Alabaster, LLC	Alabama
		12.	Highway 31 Alabaster Two, LLC	Alabama
		13.	First Ward MB, LLC	Georgia
		14.	First Ward Residential, LLC	North Carolina
		15.	CPSI Randall Park LLC	Delaware
		16.	2011 Lending LLC	Delaware
		17.	Sam Ridley, LLC	Delaware
		18.	Midtown Redevelopment Partners, LLC	North Carolina
		19.	CPSI-Winter Haven, LLC	Delaware
		20.	Regents Park LLC	Georgia
		21.	Regents Park Phase II LLC	Georgia
		22.	1755 Central Park Road Condominiums, LLC	Delaware
		23.	The Azur at Metrowest, LLC	Delaware
		24.	Capri at Hunter's Creek Condominuims, LLC	Delaware
		25.	CPSI-UCO LLC	Alabama
		26.	CPSI-UCO Spanish Oaks, LLC	Alabama
		27.	CPSI-UCO Grander, LLC	Alabama
		28.	CPSI-UCO Cypress Village I, LLC	Alabama
		29.	CPSI-UCO Cypress Village II, LLC	Alabama
		30.	CPSI-UCO Cypress Village III, LLC	Alabama
	D.	Colonial Commercial Contracting LLC		Delaware
	E.	CRLP/CMS, L.L.C.		Delaware
		1.	CMS/Colonial Multifamily Canyon Creek JV, LP	Delaware
	F.	CRLP/CMS II, L.L.C.		Delaware
	G.	Heathrow E, LLC		Delaware
	H.	Heathrow F, LLC		Delaware
	I.	Heathrow 3, LLC		Delaware
	J.	Heathrow G, LLC		Delaware
	K.	Heathrow 6, LLC		Delaware
	L.	Heathrow I, LLC		Delaware
	M.	Highway 150, LLC		Alabama
	N.	600 Building Partners		Alabama
	O.	Colonial/Polar BEK Management Company		Alabama
	P.	Parkside Drive LLC		Tennessee
		1	Hebron Partners, LLC	Georgia
	Q.	CRLP CPSI Parkside Drive Membership LLC		Delaware
	R.	CP D'Iberville JV LLC		Alabama
		1	Colonial/DPL JV LLC	Alabama

Jurisdiction
of
Name			Formation
S.	TA-Colonial Traditions LLC		Delaware
T.	The Colonnade/CLP LLC		Delaware
U.	CRLP Durham, LP		Delaware
V.	CRLP Roswell, LP		Delaware
W.	Lanesboro at Heathrow LLC		Florida
X.	Walkers Chapel Road Two, LLC		Alabama
Y.	Belterra Investors LLC		Delaware
Z.	Bham Lending LLC		Delaware
AA.	CRLP Valley Ranch LLC		Delaware
BB.	CRLP Twin Lakes LLC		Delaware
CC.	CRLP Bellevue LLC		Delaware
DD.	CMF 7 Portfolio LLC		Delaware
EE.	CMF 15 Portfolio LLC		Delaware
FF.	CPSI St. Andrews, LLC		Delaware
	1.	Montecito St. Andrews, LLC	Delaware
GG.	McDowell - CRLP McKinney JV, LLC		Delaware
HH.	CRLP CPSI Nord du Lac Membership LLC		Delaware
	1.	CP Nord du Lac JV, LLC	Delaware
II.	Parkside Drive Farragut, LLC		Tennessee
JJ.	CRLP Huntsville TIC Investor I LLC		Delaware
	1.	BR Cummings Research Park Portfolio I, TIC-1, LLC	Delaware
	2.	BR Cummings Research Park Portfolio I, TIC-2, LLC	Delaware
KK.	CRLP Huntsville TIC Investor II LLC		Delaware
	1.	BR Cummings Research Park Portfolio II, TIC-1, LLC	Delaware
	2.	BR Cummings Research Park Portfolio II, TIC-2, LLC	Delaware
LL.	CRLP Huntsville TIC Investor III LLC		Delaware
	1.	BR Cummings Research Park Portfolio III, TIC-1, LLC	Delaware
	2.	BR Cummings Research Park Portfolio III, TIC-2, LLC	Delaware
MM.	CRLP Crescent Lane LLC		Delaware
NN.	BR Cummings Research Place Development, LLC		Alabama
OO.	Cornerstone NC Operating Limited Partnership		Virginia
PP.	CRIT - NC Three LLC		Delaware
QQ.	CRIT Special II LLC		Delaware
RR.	CRIT-VA III LLC		Delaware
SS.	Deposit Waiver LLC		Delaware
TT.	Merritt at Godley Station, LLC		Georgia
UU.	ML James Island Apartments, L.P.		Georgia
VV.	St. Andrews Place Apartments, LLC		North Carolina
WW.	St. Andrews Place II, LLC		North Carolina
XX.	Timber Crest Apartments, LLC		North Carolina
YY.	Trinity Commons Apartments, LLC		North Carolina
ZZ.	Trinity Commons II, LLC		North Carolina
AAA.	Colonial Office Holdings LLC		Delaware
	1.	DRA/CLP Office LLC	Delaware
	2.	DRA/CLP 600 Townpark Office Orlando LLC	Delaware
	3.	DRA/CLP 901 Maitland Orlando LLC	Delaware
	4.	DRA/CLP Bayside Tampa LLC	Delaware
	5.	DRA/CLP Blue Lake Birmingham LLC	Delaware
	6.	DRA/CLP Colonnade Office Birmingham LLC	Delaware
	7.	DRA/CLP Colonnade Retail Birmingham LLC	Delaware
	8.	DRA/CLP Concourse Center Tampa LLC	Delaware
	9.	DRA/CLP CP Tampa LLC	Delaware
	10.	DRA/CLP Downtown Plaza Birmingham LLC	Delaware
	11.	DRA/CLP Esplanade Charlotte GP LLC	Delaware

Jurisdiction
of
Name			Formation
	12.	DRA/CLP Esplanade Charlotte LP LLC	Delaware
	13.	DRA/CLP Esplanade LP	Delaware
	14.	DRA/CLP Heathrow Orlando LLC	Delaware
	15.	DRA/CLP Heathrow Orlando 1000 LLC	Delaware
	16.	DRA/CLP Independence Plaza Birmingham LLC	Delaware
	17.	DRA/CLP International Park Birmingham LLC	Delaware
	18.	DRA/CLP The Peachtree Atlanta LLC	Delaware
	19.	DRA/CLP Peachtree Parking LLC	Delaware
	20.	DRA/CLP Research Park Plaza Austin GP LLC	Delaware
	21.	DRA/CLP Research Park Plaza Austin LP LLC	Delaware
	22.	DRA/CLP Riverchase Center Birmingham LLC	Delaware
	23.	DRA/CLP Townpark Office Orlando LLC	Delaware
	24.	DRA/CLP Townpark Retail Orlando LLC	Delaware
BBB.	Forty Seven Canal Place, LLC		Alabama
CCC.	North Carolina Multifamily Holdings, LLC		North Carolina